Exhibit 1.2

M/I HOMES, INC.

2,140,000 Common Shares

Underwriting Agreement

March 5, 2013

J.P. Morgan Securities LLC

Citigroup Global Markets Inc.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

M/I Homes, Inc., an Ohio corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 2,140,000 common shares, par value $0.01 per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 321,000 common shares of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The common shares of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

Concurrently with the public offering of the Shares, the Company is making a public offering of $75,000,000 in aggregate principal amount of its 3.0% Convertible Senior Subordinated Notes due 2018 (the “Firm Notes”) to be issued pursuant to an indenture dated September 11, 2012 (the “Base Indenture”), as supplemented by a supplemental indenture to be dated March 11, 2013 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company, the guarantors party thereto and U.S. Bank National Association as trustee (the Trustee”) and, at the option of the Underwriters, up to an additional $11,250,000 aggregate principal amount of 3.0% Convertible Senior Subordinated Notes due 2018 (the “Additional Notes”). The Firm Notes and the Additional Notes are herein referred to as the “Notes.”

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333- 176088), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”): a Preliminary Prospectus dated March 5, 2013 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

“Applicable Time” means 7:30 a.m., New York City time, on March 6, 2013.

2. Purchase of the Shares by the Underwriters.

(a) The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $22.325.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined)

but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York, 10005 at 10:00 A.M., New York City time, on March 11, 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, of the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and, when filed with the Commission, none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The consolidated historical financial statements (including the related notes and supporting schedules) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the other financial and statistical information and data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are, in all material respects, accurately presented and prepared on a basis consistent with such consolidated historical financial statements and the books and records of the Company and its consolidated subsidiaries. None of the Company or the Subsidiaries (as defined below) has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed or incorporated by reference in the Preliminary Prospectus and the Prospectus. The interactive data in the eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. None of the Company nor any of the Subsidiaries has sustained, since December 31, 2012, any loss or interference with the business of the Company and the Subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, resulting in a Material Adverse Effect; and, since such date, there has not been any material change in the capital stock or long-term debt of the Company or any material adverse change, or any development which could be reasonably likely to result in a material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, otherwise than as set forth or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Since December 31, 2012 and through the date hereof, and except as may otherwise be disclosed or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) the Company has not (i) entered into any transaction not in the ordinary course of business that is material to the Company and its subsidiaries taken as a whole or (ii) incurred any material liability other than in the ordinary course of business, and (B) the Company has not declared or paid any dividend on its capital stock.

(h) Organization and Good Standing. Each of the Company and its Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its respective jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of its respective businesses requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), and has all requisite corporate, limited liability company or other power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described or incorporated by reference in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its Subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the

“Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, excluding any grant not so made that has not had and would not reasonably be expected to have a Material Adverse Effect, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws, excluding any grant not so accounted for or disclosed that has not had and would not reasonably be expected to have a Material Adverse Effect. There is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their results of operations or prospects.

(k) Due Authorization. The Company has requisite right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(l) Authorization of the Underwriting Agreement and the Shares. This Agreement has been duly authorized, executed and delivered by the Company and the Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered to and paid for by the Underwriters in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws). The description of the Shares, and the statements related thereto, contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus are, and at the Closing Date, will be, complete and accurate in all material respects. Upon payment of the purchase price therefor and delivery of certificates representing the Shares in accordance herewith, each of the Underwriters will receive good and valid title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. There are no common shares of the Company reserved for any purpose other than shares to be issued pursuant to this Agreement and except as otherwise disclosed, incorporated by reference or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(m) The Shares. All the issued and outstanding equity securities of each Subsidiary of the Company have been duly authorized and validly issued and, as to shares of capital stock of any Subsidiary that is a corporation, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than restrictions on transfer imposed by applicable securities laws and the pledge of capital stock and equity interests of certain of the Subsidiaries (as defined below) pursuant to the Credit Facility. The Company does not own or control, directly or indirectly, any subsidiaries other than those entities listed on Schedule 2 (each, a “Subsidiary” and collectively, the “Subsidiaries”); and, other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, limited liability company, association or other entity other than those listed on Schedule 3 (collectively, the “Joint Ventures”).

(n) No Violation or Default. Neither the Company nor any of its Subsidiaries (i) is in violation of its organizational documents, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, which default would reasonably be expected to have a Material Adverse Effect, (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business which violation or failure would reasonably be expected to have a Material Adverse Effect or (iv) has received any notice of proceedings relating to the revocation or modification of any such license, permit, certificate, franchise or other governmental authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in, incorporated by reference in or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(o) No Conflicts. None of the execution and delivery of this Agreement, the issuance and sale of the Shares or the consummation of any other of the transactions hereby contemplated, or the fulfillment of the terms hereof will (i) conflict with, result in a breach or violation of any of the terms or provisions of, constitute a default under or the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, which conflict, breach, violation, default or imposition would reasonably be expected to result in a Material Adverse Effect and will not have a material adverse effect on the transactions contemplated hereby, (ii) result in any violation of the provisions of the organizational documents of the Company or (iii) result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, which violation would reasonably be expected to have a Material Adverse Effect and will not have a material adverse effect on the transactions contemplated hereby.

(p) No Consents Required. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated hereby, except such as may be required under the blue sky laws of any jurisdiction and except for the registration of the Shares under the Securities Act and any filing required to be made on a Current Report on Form 8-K under the Exchange Act relating to the announcement, pricing and closing of the offering of the Shares, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), in each case, in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus, excluding any consent, approval, authorization, filing or order the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

(q) Legal Proceedings. Except as described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject that, individually or in the aggregate, (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement, or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened by governmental authorities or by others.

(r) Independent Accountants. Deloitte & Touche LLP, who have reported on the audited financial statements of the Company and its consolidated Subsidiaries and whose report with respect to such audited consolidated financial statements is included or incorporated by reference in the Preliminary Prospectus, Prospectus and the Registration Statement, are independent public accountants with respect to the Company within the meaning of the Act and the rules and regulations promulgated thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(s) Title to Real and Personal Property. The Company and its Subsidiaries own the items of real property and personal property purported to be owned by them which are material to the conduct of the business of the Company and its Subsidiaries taken as a whole, free and clear of all liens, encumbrances and defects, except such as are described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All real property held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Title to Intellectual Property. The Company and each of its Subsidiaries owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses the absence of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(u) Investment Company Act. The Company is not after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, an “investment company” within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

(v) Taxes. Except in any case in which the failure to file, payment of tax (or other assessment, fine or penalty) or determination of a tax deficiency, as applicable, would not have a Material Adverse Effect and except as set forth in or incorporated by reference in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto after the date hereof): (i) the Company has filed all federal, state and local income and franchise tax returns required to be filed (or has requested extensions thereof) through the date hereof; (ii) the Company has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent any of the foregoing is due and payable; and (iii) no tax deficiency has been determined adversely to the Company or any of the Subsidiaries (nor does the Company have any knowledge of any such tax deficiency which would reasonably be expected to have a Material Adverse Effect). There are no material stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Shares.

(w) Certain Statements in the Preliminary Prospectus. The statements in the Preliminary Prospectus under the headings “Material United States Federal Tax Consequences to Non-U.S. Holders of Our Common Shares” and “Description of Capital Stock” and under Part I, Item 3 “Legal Proceedings” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012, incorporated by reference in the Preliminary Prospectus, fairly summarize in all material respects the matters therein described.

(x) Licenses and Permits. The Company and its Subsidiaries possess all material licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non U.S. regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in, incorporated by reference in or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(y) No Labor Disputes. No labor disturbances by the employees of the Company exist or, to the knowledge of the Company, are imminent which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(z) Hazardous Materials. Except as are described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all real property owned (either presently or at any time in the past), or presently leased by the Company and its Subsidiaries in connection with the operation of its business, including, without limitation, any subsurface soils and ground water (collectively, the “Realty”), is free of contamination from any Hazardous Material (as defined below) which would reasonably be expected to materially impair the beneficial use thereof by the Company and its Subsidiaries, constitute or cause a significant health, safety or other environmental hazard to occupants or users or result in a violation of or liability under any Environmental Law (as defined below), except Hazardous Materials which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and the Realty does not contain any underground storage or treatment tanks, active or abandoned water, gas or oil wells, or any other underground improvements or structures, other than the foundations, footings or other supports for the improvements located thereon, the presence of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, Hazardous Materials shall be deemed not to include any supplies or substances maintained, used, stored or held on the Realty which are (i) naturally occurring, (ii) installed by public utilities or (iii) used in the ordinary course of the Company’s or its Subsidiaries’ business, provided that such supplies or substances are stored, used, maintained and held in all material respects in accordance with any applicable Environmental Laws and with restrictions, conditions and standards suggested by the manufacturer and the Company’s insurance carriers.

The term “Hazardous Materials” means any pollutant, contaminant, waste, chemical, material, substance or constituent, including without limitation, any radioactive substance, methane, asbestos, polychlorinated biphenyls, which are subject to regulation or can give rise to liability under any Environmental Law.

(aa) Compliance with Environmental Laws. Except as are described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except, as individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries is in compliance with, and not subject to liability under, any applicable Environmental Law; (ii) there is no action, suit, demand, claim, written notice of violation, notice or demand letter or written request for information pending or, to the knowledge of the Company and each of its Subsidiaries threatened, against any of them under or pursuant to any Environmental Law; and (iii) neither the Company nor any of its Subsidiaries is conducting or financing any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or party to any order, judgment, decree, contract or agreement which obligates it to conduct or finance any such action, nor has any of them assumed by contract or agreement any obligation or liability under any Environmental Law.

(bb) Liability under Environmental Laws. In the ordinary course of its business, the Company periodically reviews the effect of any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety, pollution or protection of the environment, including, without limitation, those relating to the use, generation, storage, treatment, disposal, transport, release or threat of release of Hazardous Materials (“Environmental Laws”) on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); and on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, except as set forth or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(cc) Compliance with ERISA. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its Subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; each of the Company and its Subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its Subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its Subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its Subsidiaries has incurred or would reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.

(dd) Disclosure Controls. The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies, in all material respects, with the requirements of the Exchange Act. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee) Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(ff) Insurance. The Company and its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as in the aggregate is prudent and customary for the business in which each is engaged; and neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

(gg) No Unlawful Payments. None of the Company, its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(hh) Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii) Compliance with OFAC. None of the Company, any of the Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of

Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Joint Venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj) Compliance with Exchange Act. The Company is subject to and in full compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(kk) No Restrictions on Significant Subsidiaries. No Significant Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s properties or assets to the Company or any other Significant Subsidiary of the Company, except as set forth, incorporated by reference or contemplated in the Registration Statement, the Pricing Disclosure Package or the Prospectus. The Subsidiaries listed on Annex D attached hereto are the only Significant Subsidiaries of the Company (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”).

(ll) No Broker’s Fees. The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase the Shares (except as contemplated by this Agreement).

(mm) No Registration Rights. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(nn) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided, that the Company makes no representation or warranty with respect to any action taken by any Underwriter.

(oo) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(pp) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(rr) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose; and the Company will use its commercially reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 60 days after the date of the Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC and Citigroup Global Markets Inc., other than (A) the Shares to be sold hereunder, (B) any shares of Stock of the Company issued upon the exercise of options granted under Company Stock Plans or pursuant to other awards granted under any of the Company’s equity incentive or employee benefit plans in effect on the date of this Agreement and (C) the Firm Notes and the Additional Notes issued in connection with the offering of the Notes (and any shares of Stock issued upon conversion of the Notes). Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k) Exchange Listing. The Company will use its commercially reasonable best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”).

(l) Reports. So long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, the Company or any of its Subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook to negative with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and the Subsidiaries taken as a whole, except as set forth, incorporated by reference or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully examined the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct, and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, (iii) confirming that since the date of the most recent financial statements included in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no material adverse change, or any development involving a prospective material change, in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, except as set forth, incorporated by reference or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto) and (iv) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte & Touche, LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Each of (i) Vorys, Sater, Seymour and Pease LLP, counsel for the Company and (ii) J. Thomas Mason, General Counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement (in the case of Vorys, Sater, Seymour and Pease LLP), dated the Closing Date or the Additional Closing Date, as the case may be and addressed to the Underwriters, substantially to the effect as set forth in Annex A-1 and A-2 hereto, respectively.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(l) Lock-up Agreements. The Representatives shall have received the “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and each of the executive officers and directors of the Company.

(m) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its agents, affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information contained in the first two sentences of the ninth paragraph and the tenth paragraph under the caption “Underwriting.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would present such counsel with a conflict of interest. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person (other than by reason of the proviso in paragraph (a) above) or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the gross proceeds (before deducting expenses) of the offering received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the NYSE Amex Equities or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that in the sole judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-tenth of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-tenth of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11(a) hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the documents related to the offering; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Shares on the Exchange.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters as provided herein or (iii) the Underwriters decline to purchase the Shares for any reason permitted under Section 6 of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby. It is understood, however, that except as provided in this Section 11 and in Section 7, the Underwriters will pay all of their own costs and expenses, including, but not limited to, the fees of their counsel.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

15. Miscellaneous.

(a) Authority of J.P. Morgan Securities LLC and Citigroup Global Markets Inc. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC and Citigroup Global Markets Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC or Citigroup Global Markets Inc. shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, Attention: Equity Syndicate Desk (fax no.: (212) 622-8358) and confirmed to the General Counsel, J.P. Morgan Securities LLC, at 383 Madison Avenue, New York, New York, 10179, Attention: General Counsel, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: John Schuster (fax: (212) 378-2332). Notices to the Company shall be given to it at 3 Easton Oval, Suite 500, Columbus, Ohio 43219, (fax: (614) 418-8080); Attention: General Counsel, with a copy to Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, Columbus, Ohio 43215, Attention: Adam K. Brandt (fax: (614) 719-4636).

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

M/I HOMES, INC.

By:	/s/ Phillip G. Creek
Name: Phillip G. Creek
Title: Executive Vice President

Accepted: March 5, 2013

J.P. MORGAN SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:	/s/ Suhasini Cetlur
Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Richard Moriarty
Authorized Signatory

Schedule 1

Underwriter	Number of Shares

J.P. Morgan Securities LLC	712,620
Citigroup Global Markets Inc.	712,620
Wells Fargo Securities, LLC	438,700
Zelman & Associates	109,140
PNC Capital Markets LLC	55,640
The Huntington Investment Company	55,640
Piper Jaffray & Co.	55,640

Total	2,140,000

Schedule 2

Subsidiaries

1.	Northeast Office Venture, Limited Liability Company, a Delaware limited liability company.

2.	M/I Financial Corp., an Ohio corporation.

3.	Washington/Metro Residential Title Agency LLC, a Virginia limited liability company (owned 70% by M/I Financial Corp.; consolidated for accounting purposes).

4.	M/I Title Agency Ltd., an Ohio limited liability company.

5.	M/I Homes Service, LLC, an Ohio limited liability company.

6.	M/I Properties LLC, an Ohio limited liability company.

7.	TransOhio Residential Title Agency Ltd., an Ohio limited liability company.

8.	M/I Homes of Central Ohio, LLC, an Ohio limited liability company.

9.	M/I Homes of Cincinnati, LLC, an Ohio limited liability company.

10.	M/I Homes of DC, LLC, a Delaware limited liability company.

11.	Prince Georges Utilities, LLC, a Maryland limited liability company.

12.	Wilson Farm, L.L.C., a Maryland limited liability company.

13.	The Fields at Perry Hall, L.L.C., a Maryland limited liability company.

14.	M/I Homes of Chicago, LLC, a Delaware limited liability company.

15.	M/I Homes of Houston, LLC, a Delaware limited liability company.

16.	M/I Homes of Florida, LLC, a Florida limited liability company.

17.	M/I Homes of Tampa, LLC, a Florida limited liability company.

18.	K-Tampa, LLC, a Florida limited liability company (owned 50% by M/I Homes of Tampa, LLC; consolidated for accounting purposes).

19.	M/I Homes of West Palm Beach, LLC, a Florida limited liability company.

20.	M/I Homes of Orlando, LLC, a Florida limited liability company.

21.	MHO Holdings, LLC, a Florida limited liability company.

22.	MHO, LLC, a Florida limited liability company.

23.	M/I Homes of Raleigh, LLC, a Delaware limited liability company.

24.	M/I Homes of Charlotte, LLC, a Delaware limited liability company.

25.	M/I Homes First Indiana LLC, an Indiana limited liability company.

26.	M/I Homes Second Indiana LLC, an Indiana limited liability company.

27.	M/I Homes of Indiana, L.P., an Indiana limited partnership.

28.	M/I Homes Foundation, an Ohio not-for-profit corporation.

29.	M/I Homes of San Antonio, LLC, a Delaware limited liability company.

30.	M/I Homes of Austin, LLC, an Ohio limited liability company.

31.	WPE Ventures, LLC, a Delaware limited liability company.

Schedule 3

Joint Ventures

		% of
JOINT VENTURE NAME	PARTNERS’ NAMES	OWNERSHIP

COLUMBUS JOINT VENTURES

1. Woods at Jefferson, Ltd.	*M/I Homes of Central Ohio, LLC	33 1/3
	Dominion Homes, Inc.	33 1/3
	Homewood Corporation	33 1/3

2. Diley Road Associates, LLC	M/I Homes of Central Ohio, LLC	50
	*Dominion Homes, Inc.	50

3. Broad/Galloway Associates, LLC	*M/I Homes of Central Ohio, LLC	50
	Dominion Homes, Inc.	50

4. Hidden Creek South, LLC	M/I Homes of Central Ohio, LLC	50
	*Homewood Corporation	50

5. Riviera Ventures, LLC	M/I Homes of Central Ohio, LLC	60.8
	Davidson Phillips, Inc.	39.2

TAMPA JOINT VENTURES

6. Palm Cove Developers, LLC	M/I Homes of Tampa, LLC	50
	*Ashton Tampa Residential, LLC	50

7. Long Lake Ranch, LLC	M/I Homes of Tampa, LLC	50
	*Beazer Homes	50

AUSTIN JOINT VENTURE

8. Felder M/I Caballo Ranch, LLC	M/I Homes of Austin, LLC	50
	*Scott Felder Homes, LLC	50

Annex A-1

Form of Opinion of Counsel for the Company

In connection with the preparation of this opinion, we have examined and are familiar with each of the following:

(a) (i) the Amended and Restated Articles of Incorporation of the Company; (ii) the Amended and Restated Regulations of the Company; (iii) copies of the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof; and (iv) such other corporate documents, proceedings and records as we have deemed necessary or appropriate for purposes of this opinion (collectively, the “Corporate Legislation”);

(b) the Underwriting Agreement;

(c) the Registration Statement;

(d) the Pricing Disclosure Package;

(e) the Prospectus;

(f) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

(g) the Company’s Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission (the “Commission”);

(h) a certificate of an officer of the Company (the “Officer’s Certificate”), as to certain questions of fact material to our opinions herein, a copy of which is attached hereto as Exhibit A and made a part hereof;

(i) a certificate from the Secretary of State of the State of Ohio, dated [                    ] 2013, with respect to the good standing of the Company (the “Good Standing Certificate”); and

(j) such other records, documents or instruments as in our judgment are necessary or appropriate to enable us to render the opinions herein.

We are relying on the Officer’s Certificate with respect to various questions of fact material to our opinions herein, including, without limitation, the completeness of corporate and other records of the Company furnished to us for our examination, the existence and nature of certain agreements and other documents of the Company, and other factual matters. With respect to paragraph (viii), please note that we have not conducted a docket search in any jurisdiction with respect to any legal or governmental proceedings to which the Company and / or its Subsidiaries is a party or of which any of their properties or assets is the subject, nor have we undertaken any further inquiry whatsoever in that regard. In rendering the opinions set forth below, we also have examined such authorities of law as we have deemed relevant as a basis for our opinion.

In our examinations and in rendering the opinions set forth below, we have assumed, with your consent and without independent investigation or examination, (a) the genuineness of all signatures, the authenticity of documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of such originals of such latter documents; (b) that the parties to the Underwriting Agreement, other than the Company, have the corporate, limited liability company, partnership and/or individual power and authority to enter into and perform their respective obligations under such agreements, and that such agreements have been duly executed and delivered by each such other party; (c) that the Underwriting Agreement constitutes the legal, valid and binding obligations of the parties thereto, other than the Company, enforceable against such parties in accordance with its respective terms; and (d) the due completion, execution and acknowledgment of the Underwriting Agreement as indicated thereon and delivery of the Underwriting Agreement and all other documents and instruments and consideration recited therein by all parties thereto, other than the Company.

Whenever any matter is indicated to be based on our knowledge, we are referring to the actual knowledge of the Vorys, Sater, Seymour and Pease LLP attorneys who have devoted substantive attention to the representation of the Company in the transactions contemplated by the Underwriting Agreement after due inquiry with such other attorneys of this firm as we have deemed appropriate. Without limiting the generality of the foregoing, we have made no examination of the character, organization, activities or authority of any parties to the Underwriting Agreement, other than the Company, that might have any effect upon our opinions as expressed herein; and, except with respect to paragraph (xi), as necessary, we have neither examined, nor do we opine upon, any provision or matter to the extent that the examination or opinion would require a financial, mathematical or accounting calculation or determination.

As used herein, the phrase “corporate power and authority” means, with respect to the Company, the power and authority under the Company’s Corporate Legislation and the General Corporation Law of the State of Ohio.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof (or as of the date of any certificate stated to have been relied on by us), we are of the opinion that:

(i) the Registration Statement was declared effective under the Securities Act as of September 30, 2011; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or, to our knowledge, threatened by the Commission.

(ii) the Registration Statement, each Issuer Free Writing Prospectus included in the Pricing Disclosure Package and the Prospectus (other than the financial statements and other financial or related statistical information or data therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act.

(iii) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Ohio with requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus;

(iv) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(v) the [Underwritten][Option] Shares have been duly authorized for issuance pursuant to the Underwriting Agreement, and, when delivered and paid for pursuant to the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

(vi) the common shares of the Company, including the [Underwritten][Option] Shares, conform in all material respects as to legal matters to the description thereof contained in, the Pricing Disclosure Package and the Prospectus under the heading “Description of Capital Stock”;

(vii) the statements set forth under the heading “Material United States Federal Tax Consequences to Non-U.S. Holders of Our Common Shares,” in the Pricing Disclosure Package and the Prospectus, insofar as such statements constitute matters of law, summaries of legal matters, documents or legal proceedings, or legal conclusions, have been reviewed by us and, to our knowledge, fairly present in all material respects the matters referred to therein;

(viii) to our knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of the Subsidiaries is a party or of which any property or assets of the Company or any of the Subsidiaries is the subject that is not adequately disclosed in the Pricing Disclosure Package and the Prospectus, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole;

(ix) no consent, approval, authorization or order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required in connection with the issue and sale of the [Underwritten][Option] Shares, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and sale of the [Underwritten][Option] Shares by the Underwriters in the manner contemplated in the Underwriting Agreement and in the Pricing Disclosure Package and the Prospectus and as such may be required by the Financial Industry Regulatory Authority, Inc.;

(x) none of the execution and delivery of the Underwriting Agreement, the issuance and sale of the [Underwritten][Option] Shares or the consummation of any other of the transactions thereby contemplated, or the fulfillment of the terms thereof will materially conflict with, result in a breach or violation of, or imposition of any material lien, charge or encumbrance upon any property or asset of the Company pursuant to (x) the Amended and Restated Articles of Incorporation or the Amended and Restated Regulations of the Company; (y) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its respective property is subject that is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, pursuant to Item 601 under Regulation S-K under the Act; or (z) to our knowledge, any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties; and

(xi) the Company is not and, after giving effect to the offering and sale of the [Underwritten][Option] Shares and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will not be, an “investment company” within the meaning of such term under the United States Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

In addition, we have acted as outside counsel to the Company on a regular basis and have acted as counsel to the Company in connection with the Registration Statement, the Pricing Disclosure Package and the Prospectus, and, based on the foregoing, while we have not ourselves checked the accuracy or completeness of, or otherwise verified, and are not passing upon, and assume no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus (other than as set forth in paragraph (vii) above), in the course of our review and discussion of the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus with certain officers and employees of the Company and its independent registered public accounting firm, but without independent check or verification, no facts have come to our attention that have caused us to believe that, (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no comment with respect to the financial statements or other financial or related statistical information or data that is included or incorporated by reference in or omitted from the Registration Statement, the Prospectus or the Pricing Disclosure Package).

This opinion is limited to the federal laws of the United States of America and the laws of the State of Ohio having effect on the date hereof. Accordingly, we express no opinion as to the laws of any other jurisdiction or as to any time after the date hereof. As to matters of fact, we have relied, on the representations and warranties of the Company contained in the Underwriting Agreement and on the Officer’s Certificate. We express no opinion herein concerning any statutes, laws, ordinances, orders, decrees, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level).

This opinion is furnished to you solely in connection with the transactions described herein. This opinion may not be used or relied upon by you for any other purpose and may not be relied upon for any purpose by any other Person without our prior written consent; provided, however, that this opinion may be delivered to your regulators, accountants, attorneys and other professional advisers and may be used in connection with any legal or regulatory proceeding relating to the subject matter of this opinion for the purpose of proving this opinion’s existence.

Annex A-2

Form of Opinion of General Counsel of the Company

In connection with the preparation of this opinion, I have examined and am familiar with each of the following:

(a) (i) the Amended and Restated Articles of Incorporation of the Company; (ii) the Amended and Restated Regulations of the Company; (iii) copies of the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof; and (iv) such other corporate documents, proceedings and records as I have deemed necessary or appropriate for purposes of this opinion (collectively, the “Corporate Legislation”);

(b) the Underwriting Agreement;

(d) the Registration Statement;

(e) the Pricing Disclosure Package;

(f) the Prospectus;

(g) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012; and

(h) such other records, documents or instruments as in my judgment are necessary or appropriate to enable me to render the opinions herein.

In rendering the opinions set forth below, I also have examined such authorities of law as I have deemed relevant as a basis for my opinion.

In my examinations and in rendering the opinions set forth below, I have assumed, with your consent and without independent investigation or examination, (a) the genuineness of all signatures, the authenticity of documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies and the authenticity of such originals of such latter documents; (b) that the parties to the Underwriting Agreement, other than the Company, have the corporate, limited liability company, partnership and/or individual power and authority to enter into and perform their respective obligations under such agreement, and that such agreement has been duly executed and delivered by each such other party; (c) that the Underwriting Agreement constitutes the legal, valid and binding obligations of the parties thereto, other than the Company, enforceable against such parties in accordance with its respective terms; and (d) the due completion, execution and acknowledgment of the Underwriting Agreement as indicated thereon and delivery of the Underwriting Agreement and all other documents and instruments and consideration recited therein by all parties thereto, other than the Company.

Without limiting the generality of the foregoing, I have made no examination of the character, organization, activities or authority of any parties to the Underwriting Agreement, other than the Company, that might have any effect upon my opinions as expressed herein; and I have neither examined, nor do I opine upon, any provision or matter to the extent that the examination or opinion would require a financial, mathematical or accounting calculation or determination.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof (or as of the date of any certificate stated to have been relied on by us), I am of the opinion that:

(i) there are no legal or governmental proceedings pending or, to my knowledge, threatened to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject that is not adequately disclosed in the Pricing Disclosure Package and the Prospectus, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole; and

(ii) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (other than the financial statements and supporting schedules included or incorporated by reference therein, as to which no opinion is rendered), which is incorporated by reference into portions of the Pricing Disclosure Package and into the Prospectus, complies as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

This opinion is limited to the federal laws of the United States of America and the laws of the State of Ohio. Accordingly, I express no opinion as to the laws of any other jurisdiction or as to any time after the date hereof. As to matters of fact, I have relied on the representations and warranties of the Company contained in the Underwriting Agreement.

This opinion is furnished to you solely in connection with the transactions described herein. This opinion may not be used or relied upon by you for any other purpose and may not be relied upon for any purpose by any other Person without my prior written consent; provided, however, that this opinion may be delivered to your regulators, accountants, attorneys and other professional advisers and may be used in connection with any legal or regulatory proceeding relating to the subject matter of this opinion for the purpose of proving this opinion’s existence.

Annex B

a.	Pricing Disclosure Package

Issuer Free Writing Prospectus dated March 5, 2013

Common shares offered by the Company: 2,140,000 (plus 30-day greenshoe option of 321,000)

Public Offering Price: $23.50

Annex C

M/I HOMES, INC.

Pricing Term Sheet

[See attached]

Annex D

Significant Subsidiaries

M/I Financial Corp.

M/I Homes of Central Ohio, LLC

M/I Homes of Indiana, L.P.

M/I Homes of Chicago, LLC

M/I Homes of Tampa, LLC

M/I Homes of San Antonio, LLC

M/I Homes of Raleigh, LLC

M/I Homes of Orlando, LLC

Exhibit A

FORM OF LOCK-UP AGREEMENT

            , 2013

J.P. MORGAN SECURITIES LLC

CITIGROUP GLOBAL MARKETS INC.

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:    M/I Homes, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with M/I Homes, Inc., an Ohio corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common shares, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Citigroup Global Markets Inc., on behalf of the Underwriters, the undersigned will not, during the period ending 60 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any common shares, $0.01 per share par value, of the Company (the “Common Shares”) or any securities convertible into or exercisable or exchangeable for Common Shares (including without limitation, Common Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares without the prior written consent of the Representatives, in each case other than (A) transfers of Common Shares as a bona fide gift or gifts, (B) transfers of Common Shares to any trust, limited partnership or other entity for the direct or indirect benefit of the undersigned or his or her immediate family members or spouses, provided that any such transfer shall not involve a disposition for value and (C) transfers of Common Shares to any third party granted an interest in the will of the undersigned or under the laws of descent; provided that in the case of any transfer or distribution pursuant to clause (A), (B) or (C), each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B) or (C), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above). In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities LLC and Citigroup Global Markets Inc., on behalf of the Underwriters, it will not, during the period ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Shares to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title: